SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

AXA EQUITABLE LIFE INSURANCE COMPANY

(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

None

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2013, the Company’s Board of Directors approved the appointment of Sharon Ritchey as Senior Executive Director and Chief Operating Officer. Ms. Ritchey was also named to the Company’s Executive Committee. Ms. Ritchey will oversee operations and technology, including customer service centers, with an emphasis on leveraging AXA’s global reach and optimizing organizational nimbleness and flexibility in the U.S. market. Prior to joining the Company, Ms. Ritchey most recently served as Executive Vice President of the Retirement Plans Group at The Hartford. Ms. Ritchey joined The Hartford in 1997 and served in several roles of increasing responsibility throughout her tenure, including leading global operations and technology for the life business, and serving as chief operating officer of the U.S. wealth management, the North American property and casualty, and the affinity personal lines businesses, respectively. Prior to joining The Hartford, Ms. Ritchey spent four years in senior marketing and quality assurance roles at GE Capital, and got her start at Citi, with roles of increasing responsibility across the company’s retail, banking and customer service divisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

Date: November 15, 2013	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Director and General Counsel